UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 2, 2004

                             Headwaters Incorporated
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                       0-27808                  87-0547337
----------------------------      -------------          ----------------------
(State or other jurisdiction       (Commission            (I.R.S. Employer
      of incorporation)            File Number)          Identification Number)


           10653 South River Front Parkway, Suite 300
                        South Jordan, UT                     84095
            ----------------------------------------      -----------
            (Address of principal executive offices)       (Zip Code)


       Registrant's telephone number, including area code: (801) 984-9400


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The purpose of this Form 8-K is to update pro forma financial information for the year ended September 30, 2004.

Item 9.01: Financial Statements and Exhibits.

         (b) The following unaudited pro forma financial information for Headwaters Incorporated is included herein:

                  Introduction to Pro Forma Condensed Combined Statement
                    of Income
                  Pro Forma Condensed Combined Statement of Income for the Year
                    Ended September 30, 2004
                  Notes to Pro Forma Condensed Combined Statement of Income

                             HEADWATERS INCORPORATED
                  INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED STATEMENT OF INCOME
                             (amounts in thousands)


Eldorado Stone
--------------

On June 2, 2004, Headwaters acquired 100% of the ownership interests of Eldorado Stone LLC ("Eldorado") and paid off all of Eldorado's outstanding debt. Eldorado is based in San Marcos, California and is a leading manufacturer of architectural manufactured stone. With over 700 distributors, Eldorado provides Headwaters with a national platform for expanded marketing of "green" building products, such as mortar and stucco made with reclaimed fly ash from coal combustion. Headwaters expects Eldorado, which is included in its construction materials segment, to provide critical mass and improved margins in Headwaters' efforts to expand the use of fly ash in building products. Eldorado's results of operations have been included in Headwaters' consolidated statement of income since June 2, 2004.

At the closing of the Eldorado acquisition, Headwaters paid consideration consisting of cash payments to the owners of Eldorado of approximately $137,000 and cash payments of approximately $69,600 to retire Eldorado debt and related accrued interest, for an aggregate purchase price of $206,600, which together with expenses incurred by Headwaters to consummate the Eldorado acquisition of approximately $3,800, constitutes total consideration of approximately $210,400.

In connection with the Eldorado acquisition, Headwaters issued $172,500 of new convertible senior subordinated debt and also borrowed funds under its senior secured revolving credit arrangement and an arrangement with an investment company, the latter two of which were repaid in 2004.

Tapco
-----

On September 8, 2004, Headwaters acquired 100% of the ownership interests of Tapco Holdings, Inc. ("Tapco") and paid off all of Tapco's outstanding debt. Tapco is headquartered in Wixom, Michigan and is a leading designer, manufacturer and marketer of specialty building products and professional tools used in exterior residential home improvement and construction throughout the United States and Canada. Headwaters expects the Tapco acquisition to further diversify Headwaters' cash flow stream away from its historical reliance on alternative energy. Tapco brings economy of scale and manufacturing expertise that results in some of the lowest manufacturing costs in the siding accessory industry, which is expected to improve margins in Headwaters' construction materials segment. Headwaters may also be able to leverage Tapco's distribution networks to accelerate sales of Headwaters' diverse construction materials product portfolio. Tapco's results of operations have been included in Headwaters' consolidated statement of income beginning September 8, 2004.

At the closing of the Tapco acquisition, Headwaters paid consideration consisting of cash payments to the owners of Tapco of approximately $388,000 and cash payments of approximately $327,000 to retire Tapco debt and related accrued interest, for an aggregate purchase price of $715,000 which, together with estimated expenses incurred by Headwaters to consummate the Tapco acquisition of approximately $9,000, constitutes total consideration of approximately $724,000.

In order to obtain the cash necessary to acquire Tapco, retire the Tapco debt and preferred stock, and repay Headwaters' existing senior debt, Headwaters borrowed $790,000 of debt consisting of $640,000 of senior secured debt under a first lien with a six and one-half-year term and a floating interest rate, and $150,000 of senior secured debt under a second lien with an eight-year term, also with a floating interest rate. The senior secured first lien credit arrangement also includes a $60,000 revolver available to Headwaters which carries a 0.75% commitment fee on unused amounts and a floating interest rate on actual borrowings. Headwaters incurred approximately $18,000 of debt issue costs in connection with the issuance of the new senior debt.

Pro Forma Condensed Combined Statement of Income
------------------------------------------------

The pro forma condensed combined statement of income for the year ended September 30, 2004 gives effect to both acquisitions as if they had occurred on October 1, 2003. It combines Headwaters' historical results for the year ended September 30, 2004 with Eldorado's and Tapco's historical results from October 1, 2003 to their respective acquisition dates, after giving effect to necessary adjustments.

The pro forma condensed combined statement of income is presented for illustrative purposes only. Such information does not purport to be indicative of the results of operations that actually would have resulted had the acquisitions occurred on the date indicated, nor is it indicative of the results that may be expected in future periods. The pro forma adjustments are based upon information and assumptions available at the time of filing this Form 8-K.

                                                     HEADWATERS INCORPORATED
                                   UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                              For the year ended September 30, 2004


                                                                    Historical
                                                   -------------------------------------------------   Pro Forma        Pro Forma
(in thousands, except per-share amounts)             Headwaters (1)   Eldorado (2)       Tapco (3)    Adjustments        Combined
-----------------------------------------------------------------------------------------------------------------------------------
Revenue:
     Sales of chemical reagents                        $   132,603                                                     $   132,603
     License fees                                           72,721                                                          72,721
     Coal combustion products revenues                     210,155                                                         210,155
     Sales of construction materials                       134,027     $    78,491      $   221,463                        433,981
     Other revenues                                          4,449                                                           4,449
                                                      -----------------------------------------------------------     -------------
         Total revenue                                     553,955          78,491          221,463                        853,909
                                                      -----------------------------------------------------------     -------------
Operating costs and expenses:
     Cost of chemical reagents sold                         89,789                                                          89,789
     Cost of coal combustion products revenues             150,080                                                         150,080
     Cost of construction materials sold                    94,566          54,599          125,596                        274,761
     Cost of other revenues                                    436                                                             436
     Depreciation and amortization                          17,051           4,484            2,121  $    (4,051) A
                                                                                                           1,582  B
                                                                                                            (748) C
                                                                                                          12,110  D         32,549
     Research and development                                7,340                                                           7,340
     Selling, general and administrative                    66,936          13,759           66,040      (32,383) E        114,352
                                                      -----------------------------------------------------------     -------------
         Total operating costs and expenses                426,198          72,842          193,757      (23,490)          669,307
                                                      -----------------------------------------------------------     -------------
Operating income                                           127,757           5,649           27,706       23,490           184,602
                                                      -----------------------------------------------------------     -------------

Other income (expense):
     Interest and net investment income                        944                                3                            947
     Interest expense                                      (19,453)         (3,641)         (33,095)       3,252  F
                                                                                                             389  G
                                                                                                            (590) H
                                                                                                            (989) I
                                                                                                          (3,306) J
                                                                                                          23,954  K
                                                                                                           1,294  L
                                                                                                          (2,572) M
                                                                                                         (27,498) N
                                                                                                           2,833  O
                                                                                                         (11,027) P
                                                                                                            (423) Q
                                                                                                           7,847  R        (63,025)
     Losses on notes receivable                             (2,842)                                                         (2,842)
     Other, net                                             (1,299)                             (34)                        (1,333)
                                                      -----------------------------------------------------------     -------------
         Total other expense, net                          (22,650)         (3,641)         (33,126)      (6,836)          (66,253)
                                                      -----------------------------------------------------------     -------------
Income (loss) before income taxes                          105,107           2,008           (5,420)      16,654           118,349
     Income tax benefit (provision)                        (40,790)                           2,009       (7,068) S        (45,849)
                                                      -----------------------------------------------------------     -------------
Net income (loss)                                           64,317           2,008           (3,411)       9,586            72,500
Preferred stock dividend                                                                     (8,483)       8,483  T
                                                      -----------------------------------------------------------     -------------
Net income (loss) attributable to
  common stockholders                                  $    64,317     $     2,008      $   (11,894) $    18,069       $    72,500
                                                      ===========================================================     =============


Basic earnings per common share                        $      2.02                                                     $      2.28
                                                      =============                                                   =============
Diluted earnings per common share                      $      1.95                                                     $      2.20
                                                      =============                                                   =============

Weighted-average shares outstanding:
     Basic                                                  31,774                                                          31,774
                                                      =============                                                   =============
     Diluted                                                33,019                                                          33,019
                                                      =============                                                   =============

                                                     See accompanying notes.


(1) Includes Eldorado's results of operations from June 2, 2004 through September 30, 2004 and Tapco's results of operations from
    September 8, 2004 through September 30, 2004.
(2) Represents Eldorado's results of operations from October 1, 2003 through June 1, 2004.
(3) Represents Tapco's results of operations from October 1, 2003 through September 7, 2004

                                      -5-

                             HEADWATERS INCORPORATED
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED STATEMENT OF INCOME
                             (amounts in thousands)

1. Basis of Presentation

The pro forma condensed combined statement of income included herein has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

2. Acquisition of Eldorado Stone LLC

On June 2, 2004, Headwaters acquired 100% of the ownership interests of Eldorado Stone LLC ("Eldorado") and paid off all of Eldorado's outstanding debt. Eldorado is based in San Marcos, California and is a leading manufacturer of architectural manufactured stone. With over 700 distributors, Eldorado provides Headwaters with a national platform for expanded marketing of "green" building products, such as mortar and stucco made with reclaimed fly ash from coal combustion. Headwaters expects Eldorado, which is included in its construction materials segment, to provide critical mass and improved margins in Headwaters' efforts to expand the use of fly ash in building products. Eldorado's results of operations have been included in Headwaters' consolidated statement of income since June 2, 2004.

In connection with the Eldorado acquisition, Headwaters issued $172,500 of new convertible senior subordinated debt and also borrowed funds under its senior secured revolving credit arrangement and an arrangement with an investment company, the latter two of which were repaid in 2004. Headwaters incurred approximately $6,200 of debt issue costs in connection with the issuance of the convertible senior subordinated debt.

The following table sets forth the total consideration paid for Eldorado:

Cash paid to Eldorado owners                                     $      136,982
Cash paid to retire Eldorado debt and related accrued interest           69,650
Costs directly related to acquisition                                     3,800
                                                                 --------------
      Total consideration at closing                             $      210,432
                                                                 ==============

The Eldorado acquisition was accounted for using the purchase method of accounting. The consideration Headwaters paid for Eldorado was negotiated at arms length and assets acquired and liabilities assumed were recorded at their estimated fair values as of June 2, 2004. Eldorado has experienced significant growth over the last two years. Eldorado sells its products through an extensive distribution network. In addition, Eldorado employs a group of talented artists who create the molds used to produce the manufactured stone product. The quality of these molds adds significant value to the end product. Eldorado's manufacturing process, market presence and the quality of its product, including product design and product breadth, are major elements contributing to Eldorado's high value and related purchase price. These items, combined with Eldorado's high growth and extensive distribution network are not separable and, accordingly, contribute to a significant amount of goodwill. Approximately $9,034 of the purchase price was allocated to identifiable intangible assets, consisting primarily of non-compete agreements. The intangible assets are being amortized over estimated useful lives ranging from three to ten years, with a combined weighted average life of approximately four years. The remaining

                             HEADWATERS INCORPORATED
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED STATEMENT OF INCOME
                             (amounts in thousands)


purchase price not attributable to the tangible and identifiable intangible assets was allocated to goodwill, most of which is expected to be tax deductible. All of the intangible assets and goodwill have been allocated to Headwaters' construction materials segment.

The following table sets forth a preliminary allocation of the total consideration to the tangible and intangible assets acquired and liabilities assumed:


       (in thousands)
       ---------------------------------------------------------------------

       Cash                                                    $        662
       Trade receivables, net                                        16,650
       Inventories                                                   16,610
       Other assets                                                   2,553
       Property, plant and equipment                                 23,367
       Intangible assets acquired:
         Non-competition agreements (3 - 3 1/2 years)                 6,252
         Other (5 - 10 years)                                         2,782
       Goodwill                                                     160,263
       Accounts payable and accrued liabilities                     (18,707)
                                                             ---------------
            Net assets acquired                                $    210,432
                                                             ===============

The determination of the final purchase price is subject to potential adjustments, including final agreement with the seller of the working capital acquired at closing. In addition, the purchase price allocation will likely differ from that reflected above after final asset valuation reports are received and a detailed review of all assets and liabilities, including income taxes, has been completed. Pre-acquisition contingencies, which are not material, are included in the value of liabilities assumed as of June 2, 2004 and any change from the recorded amounts is expected to be immaterial. The final purchase price allocation is expected to be completed by March 31, 2005. Any changes to the purchase price allocation are not expected to materially increase or decrease annual depreciation and amortization expense, but may have a material effect on the amount of recorded goodwill.

3. Acquisition of Tapco Holdings, Inc.

On September 8, 2004, Headwaters acquired 100% of the ownership interests of Tapco Holdings, Inc. ("Tapco") and paid off all of Tapco's outstanding debt. Tapco is headquartered in Wixom, Michigan and is a leading designer, manufacturer and marketer of specialty building products and professional tools used in exterior residential home improvement and construction throughout the United States and Canada. Headwaters expects the Tapco acquisition to further diversify Headwaters' cash flow stream away from its historical reliance on alternative energy. Tapco brings economy of scale and manufacturing expertise that results in some of the lowest manufacturing costs in the siding accessory industry, which is expected to improve margins in Headwaters' construction materials segment. Headwaters may also be able to leverage Tapco's distribution networks to accelerate sales of Headwaters' diverse construction materials product portfolio. Tapco's results of operations have been included in Headwaters' consolidated statement of income beginning September 8, 2004.

                             HEADWATERS INCORPORATED
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED STATEMENT OF INCOME
                             (amounts in thousands)


The following table sets forth the consideration paid to acquire Tapco:

Cash paid to Tapco stockholders                              $      388,297
Cash paid to retire Tapco debt, preferred stock and
  related accrued interest                                          326,703
Costs directly related to acquisition                                 9,000
                                                             --------------
      Total consideration                                    $      724,000
                                                             ==============

In order to obtain the cash necessary to acquire Tapco, retire the Tapco debt and preferred stock, and repay Headwaters' existing senior debt, Headwaters borrowed $790,000 of debt consisting of $640,000 of senior secured debt under a first lien with a six and one-half-year term and a floating interest rate, and $150,000 of senior secured debt under a second lien with an eight-year term, also with a floating interest rate. The senior secured first lien credit arrangement also includes a $60,000 revolver available to Headwaters which carries a 0.75% commitment fee on unused amounts and a floating interest rate on actual borrowings. Headwaters incurred approximately $18,000 of debt issue costs in connection with the issuance of the new senior debt.

The Tapco acquisition was accounted for using the purchase method of accounting. The consideration Headwaters paid for Tapco was negotiated at arms length and assets acquired and liabilities assumed were recorded at their estimated fair values as of September 8, 2004. Tapco has a leading market share in most of its product lines with some lines having a market share greater than 75%. Tapco has the ability to deliver its products within a few days of receiving the order which is appealing to architects, contractors and end users of the product. Tapco also offers wide-ranging product choices delivered through an extensive distribution network throughout the United States. Tapco's products, manufacturing process and distributors are currently substantially different than those utilized by Headwaters' other business units and a substantial amount of sales relate to the remodeling industry. As such, Tapco may further mitigate the cyclical nature of Headwaters' construction materials business in the future. Tapco's primary value, therefore, is due to its significant market presence and manufacturing efficiencies. These values are largely the result of Tapco's manufacturing and distribution capacities, product breadth and workforce which are not separable and, accordingly, contribute to a significant amount of goodwill

Approximately $167,300 of the estimated purchase price was allocated to estimated identifiable intangible assets consisting primarily of customer relationships, trade names, and patents. The estimated intangible assets have estimated average useful lives ranging from two to twenty years, with a combined weighted average life of approximately 15 years. The remaining purchase price not attributable to the tangible and identifiable intangible assets was allocated to goodwill, which is not expected to be tax deductible. All of the intangible assets and goodwill will be allocated to Headwaters' construction materials segment.

                             HEADWATERS INCORPORATED
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED STATEMENT OF INCOME
                             (amounts in thousands)


The following table sets forth a preliminary allocation of the total estimated consideration to the tangible and intangible assets acquired and liabilities assumed:

(in thousands)
--------------------------------------------------------------------------

Cash                                                        $   10,317
Trade receivables, net                                          41,696
Inventories                                                     16,835
Other assets                                                     1,232
Net property, plant and equipment                               61,376
Intangible assets acquired:
  Customer relationships (15 years)                             62,000
  Trade names (20 years)                                        62,000
  Patents (10 years)                                            40,000
  Non-competition agreements (2 years)                           3,300
Goodwill                                                       527,248
Accounts payable and accrued liabilities                       (33,237)
Net deferred income tax liabilities                            (68,767)
                                                          --------------
     Net assets acquired                                    $  724,000
                                                          ==============


The final purchase price and the allocation thereof will differ from that reflected above after final fixed asset and intangible asset valuation reports are received and a detailed review of all assets and liabilities, including income taxes, has been completed. The final purchase price allocation is expected to be completed by June 30, 2005. The final purchase price allocation is not expected to materially increase or decrease annual depreciation and amortization expense from the amounts recorded in 2004 and the amounts expected to be recorded in future periods, nor is it expected to have a material effect on the identified assets or liabilities, including goodwill.

4. Pro Forma Statement of Income and Adjustments

The pro forma condensed combined statement of income for the year ended September 30, 2004 gives effect to both acquisitions as if they had occurred on October 1, 2003. It combines Headwaters' historical results for the year ended September 30, 2004 with Eldorado's and Tapco's historical results from October 1, 2003 to their respective acquisition dates, after giving effect to necessary adjustments.

The pro forma condensed combined statement of income is presented for illustrative purposes only. Such information does not purport to be indicative of the results of operations that actually would have resulted had the acquisitions occurred on the date indicated, nor is it indicative of the results that may be expected in future periods. The pro forma adjustments are based upon information and assumptions available at the time of filing this Form 8-K.

The pro forma condensed combined statement of income gives effect to the following pro forma adjustments:

         A Elimination of Eldorado's historical amortization of intangible assets.

                             HEADWATERS INCORPORATED
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED STATEMENT OF INCOME
                             (amounts in thousands)


         B Adjustment to amortize Eldorado's new intangible assets, $9,034, over estimated useful lives ranging from three to ten years, with a combined weighted average life of approximately 4 years. New intangible assets primarily include non-compete agreements.

         C Elimination of Tapco's historical amortization of intangible assets.

         D Adjustment to amortize Tapco's new intangibles, $167,300, over estimated useful lives ranging from two to twenty years, with a combined weighted average life of approximately 15 years. New intangible assets primarily include customer relationships, trade names, and patents.

         E Elimination of Tapco's accounting and legal fees related to the acquisition and elimination of stock compensation expense from redemption of common stock options related to the acquisition.

         F Elimination of Eldorado's interest on pre-acquisition debt retired by Headwaters at closing.

         G Elimination of Eldorado's historical amortization of deferred financing costs.

         H Adjustment to record interest for amortization of new debt issuance costs of $6,200 on issuance of $172,500 of convertible senior subordinated debt issued for the Eldorado acquisition, using an effective seven-year life.

         I Adjustment to record interest on $44,000 of long-term senior debt, issued in connection with the Eldorado acquisition, using a 3.36% effective interest rate. The effect of a 1/8% change in the effective interest rate would be approximately $55.2 per year.

         J Adjustment to record interest on new $172,500 2.875% long-term convertible senior subordinated debt, issued in connection with the Eldorado acquisition.

         K Elimination of Tapco's interest on pre-acquisition debt retired by Headwaters at closing.

         L Elimination of Tapco's historical amortization of deferred financing costs.

         M Adjustment to record interest for amortization of new debt issuance costs of $18,000 related to issuance of debt for the Tapco acquisition as follows: 1) $60 million revolving line of credit (unused as of date of acquisition), 2) $640 million of senior debt under a 1st lien and, 3) $150 million of senior debt under a 2nd lien. The debt issuance costs are amortized using a weighted-average approximate seven-year life.

         N Adjustment to record interest on new $640 million long-term senior debt, issued for the Tapco acquisition, under a 1st lien, using an anticipated approximate 4.6% effective interest

                             HEADWATERS INCORPORATED
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED STATEMENT OF INCOME
                             (amounts in thousands)


                  rate. The effect of a 1/8% change in the effective interest rate would be approximately $800 per year. The interest rate on this debt at December 31, 2004 was approximately 5.4%.

         O Elimination of interest and debt issuance costs from repayment of Headwaters $48,750 senior debt with an approximate 3.35% interest rate with proceeds from the long-term senior debt issued for the Tapco acquisition.

         P Adjustment to record interest on new $150 million long-term senior debt, issued for the Tapco acquisition, under a 2nd lien, using an anticipated approximate 7.85% effective interest rate. The effect of a 1/8% change in the effective interest rate would be approximately $187.5 per year. The interest rate on this debt at December 31, 2004 was approximately 7.7%.

         Q Adjustment to record commitment fee for $60 million revolving line of credit commitment fee, for new revolver facility issued in connection with the new senior debt.

         R Elimination of Tapco's unamortized debt issuance costs as of acquisition date, and additional interest expense related to retired Tapco debt.

         S Combined income tax effect of Eldorado's and Tapco's historical net income plus the profit and loss-related pro forma adjustments, calculated using a combined effective federal and state income tax rate of approximately 37.9%.

         T Elimination of preferred stock dividends paid to Tapco's preferred stockholders as of the acquisition date.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: February 7, 2005                         HEADWATERS INCORPORATED
                                               (Registrant)


                                              By:   /s/ Kirk A. Benson
                                                  ------------------------------
                                                  Kirk A. Benson
                                                  Chief Executive Officer
                                                  (Principal Executive Officer)